THIRD LEASE AMENDMENT

THIS THIRD LEASE AMENDMENT (“Amendment”) is executed as of this 1st day of March, 2013, by and between 4300 VENTURE 34910 LLC, a Delaware limited liability company (“Landlord”), and eTAILDIRECT LLC, a Delaware limited liability company (“Tenant”).

Background:
A.    Landlord and Tenant entered into a certain Industrial Lease - Net dated as of October 1, 2007 (the “Initial Lease”), as amended by that certain First Lease Amendment dated September 29, 2009 (the “First Amendment”), and as further amended by that Second Lease Amendment dated November 29, 2010, whereby Tenant leased from Landlord and Landlord leased to Tenant certain premises now consisting of approximately 631,396 square feet of first floor space plus approximately 100,000 square feet of basement space (collectively the “Leased Premises”), all located in Building 3 of the Columbus International Aircenter (the “Building”), commonly known as 4134 East Fifth Avenue in the City of Columbus, County of Franklin, State of Ohio;
B.     Landlord and Tenant desire to amend the Lease to, among other things, provide for the demise of approximately 40,000 additional square feet located immediately east of and adjacent to the Leased Premises (the “Expansion Space”).
NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained and each act performed hereunder by the parties, Landlord and Tenant hereby agree that the Initial Lease is amended as follows:
1.Delivery of the Expansion Space. The “Expansion Space” is shown on Exhibit A-3 hereto and incorporated herein. The Delivery Date for the Expansion Space shall be March 1, 2013, and Landlord shall deliver the Expansion Space on such date, free and clear of any other occupancy rights. Upon delivery, the Expansion Space shall be a part of the Leased Premises for all purposes under the Lease. The later of the date Landlord so delivers the Expansion Space and March 1, 2013 shall be the “Effective Date”.

2.Revised Delivery Schedule for Expansions of the Leased Premises; Revised Rent.

(a)	As of the Effective Date, the table set forth in Section 1.2 is hereby deleted and restated:

Date of Delivery by Landlord	Square Footage Delivered	Total Square Footage (1st Flr.)	Basement Square Footage	Expansion Space Square Footage
October 1, 2007	267,450	267,450	—	—
September 1, 2010	79,270	346,720	—	—
December 1, 2010	8,073	354,793	—	—
June 1, 2011	186,571	541,364	—	—
March 1, 2012	100,000	541,364	100,000	—
September 1, 2012	90,032	631,396	100,000	—
March 1, 2013	40,000	631,396	100,000	40,000

(b)	As of the Effective Date, the table set forth in Section 1.6(b) is hereby deleted and restated as set forth on Schedule 1.6(b), attached hereto and incorporated herein.

(c)	Upon Tenant's receipt of a fully-executed original of this Amendment, Tenant shall pay to Landlord $853,558.00 (the “Compromise Payment”). The Compromise Payment is an

amount agreed upon by Landlord and Tenant as settlement in full to resolve and compromise through December 31, 2012 all rents, charges, fees, costs and amounts owned, due, accruing, estimated or charged prior to such date of every kind relating to the Leased Premises as between Landlord and Tenant, including but not limited to Annual Rent, Impositions, Landlord's Maintenance Costs, common area charges, utility charges as to both common areas and Leased Premises, real estate tax charges, insurance charges and maintenance/repair expenses.
3.Tenant's Work; Landlord's Approval. Landlord shall deliver the Expansion Space broom clean and free of all prior tennis court and related improvements and fixtures, including without limitation the removal of the fencing, asphalt and aggregate located upon the Expansion Space. Landlord further agrees that the structure, roof, foundation, slab, utilities and building systems of the Expansion Space shall be delivered in good working order and in compliance with all applicable laws. Tenant shall build out the Expansion Space in full compliance with Section 9.4 of the Lease (Alterations) and in accordance with the plans and specifications to be approved by Landlord. Tenant acknowledges that Tenant's work shall include designing and installing modifications to the life-safety corridor located within the Expansion Space, which work shall be in compliance with applicable laws and subject to Landlord's prior approval. At Tenant's cost, Tenant shall furnish all fixturing and other improvements needed for Tenant's use. Landlord shall have no obligation to perform improvements to the Expansion Space nor any obligation to contribute to or reimburse expenses relating to the improvements in the Expansion Space.

4.Representations and Warranties.

(a)     Tenant represents and warrants to Landlord as follows: (i) The execution, delivery and performance of this Amendment will not result in any breach of, or constitute any default under, any agreement or other instrument to which Tenant is a party or by which Tenant might be bound; (ii) The execution, delivery and performance by Tenant of this Amendment have been duly authorized by Tenant, and there are no third party consents required for Tenant to enter into this Amendment or to perform its obligations hereunder; and (iii) The person executing this Amendment on behalf of Tenant represents and warrants that such person is duly authorized to act on behalf of Tenant in executing this Amendment, and that this Amendment constitutes a valid and legally binding obligation of Amendment enforceable against Tenant in accordance with its terms.

(b)     Landlord hereby represents and warrants to Tenant as follows: (i) The execution, delivery and performance of this Amendment will not result in any breach of, or constitute any default under, any agreement or other instrument to which Landlord is a party or by which Landlord or the Leased Premises might be bound and will not result in the imposition of any lien or encumbrance against the Leased Premises or the Lease; (ii) The execution, delivery and performance by Landlord of this Amendment have been duly authorized by Landlord, and all third party consents required for this Amendment have been obtained by Landlord, specifically including but not limited to the consent and approval of Landlord's mortgage lender, if any; and (iii) The person executing this Amendment on behalf of Landlord represents and warrants that such person is duly authorized to act on behalf of Landlord in executing this Amendment, and that this Amendment constitutes a valid and legally binding obligation of Landlord enforceable against Landlord in accordance with its terms.
5.Incorporation of Background. The above Background paragraphs are hereby incorporated into this Amendment as if fully set forth herein.

6.Definitions; Definition of Lease. Except as otherwise provided herein, the capitalized terms used in this Amendment shall have the definitions set forth in the Initial Lease. As used in the Initial Lease and herein, “Lease” shall mean the Initial Lease and First Lease Amendment as modified by and together with this Amendment.
7.Entire Agreement. The Lease, as amended by this Amendment, constitutes the entire agreement between Landlord and Tenant regarding the Lease and the subject matter contained herein and supersedes any and all prior and/or contemporaneous oral or written negotiations, agreements or understandings.

8.Lease Ratification. The Lease, as modified herein, is in full force and effect, and the parties hereby ratify the same. Each party represents and warrants to the other that there is no existing default under the Lease and that there is no event which, with the giving or notice or passage of time, would constitute a default under the Lease. The Lease and this Amendment shall be binding upon the parties and their respective successors and assigns. To the extent the terms and conditions of the Lease conflict with or are inconsistent with this Amendment, the terms and conditions of this Amendment shall control.

9.Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed a part of an original and all of which together shall constitute one agreement. Signature pages may be detached from the counterparts and attached to a single copy of this Amendment to form one document.

10.DSW's Consent to Amendment; Ratification of Guaranty. DSW Inc. has, and assumes, no obligations, liabilities or responsibilities under this Lease, except that DSW Inc. delivered to Landlord a Guaranty dated as of October 1, 2008 under which DSW Inc. guaranteed the performance of Tenant under the Initial Lease. DSW Inc. delivered the Guaranty as an inducement to Landlord to enter into the Initial Lease. DSW Inc. hereby consents to this Amendment, and DSW Inc. hereby affirms and ratifies the Guaranty as to Tenant's performance under the Lease, as modified by this Amendment.

[signatures appear on the following page]

IN WITNESS WHEREOF, the parties have caused this Third Lease Amendment to be executed on the day and year first written above.

LANDLORD:
4300 VENTURE 34910 LLC,
a Delaware limited liability company

By: 4300 EAST FIFTH AVENUE LLC,
      an Ohio limited liability company,
     its Member

By: JUBILEE-AIRCENTER, L.L.C.,
      a Delaware limited liability company,
      its Managing Member

By: JUBILEE LIMITED PARTNERSHIP,
      an Ohio limited partnership,
      its Managing Member

By: SCHOTTENSTEIN PROFESSIONAL
      ASSET MANAGEMENT CORPORATION,
      a Delaware corporation,
      its General Partner

By: _/s/ Benton E. Kraner____

Print Name: Benton E. Kraner

Title: ___COO_________________________

TENANT: eTAILDIRECT LLC a Delaware limited liability company By: _/s/ William L. Jordan_______________ William L. Jordan, EVP / General Counsel

[acknowledgments appear on the following pages]

DSW Inc., an Ohio corporation, joins in this Amendment solely for purpose of paragraph 10 of this Amendment, and for no other purpose. Except for the obligations of DSW Inc. expressly set forth in paragraph 10 of this Amendment, DSW Inc. has, and assumes, no obligations, liabilities or responsibilities under this Amendment. Subject to the foregoing:

DSW INC., an Ohio corporation

By: _/s/ William L. Jordan_______________
William L. Jordan, EVP / General Counsel

Period	Addtnl 1st Flr. Sf	Total 1st Floor SF	1st Floor $/SF/yr	Bsm't SF	Bsm't $/SF/yr	Expansion Space SF	Expansion $/SF/yr	Annual Rent	Monthly Install'ts of Annual Rent
3/1/2013 to 8/31/2013		631,396	$2.00	100,000	$0.30	40,000	$5.75	partial year	$126,899.34
9/01/2013 to 8/31/2014		631,396	$2.00	100,000	$0.35	40,000	$5.75	$1,527,792.00	$127,316.00
9/01/2014 to 8/31/2015		631,396	$2.00	100,000	$0.40	40,000	$5.75	$1,532,792.00	$127,732.67
9/01/2015 to 8/31/2016		631,396	$2.00	100,000	$0.50	40,000	$5.75	$1,542,792.00	$128,566.00
9/01/2016 to 9/30/2017		631,396	$2.00	100,000	$0.50	40,000	$5.75	partial year	$128,566.00
First Option Term (5yrs.)		631,396	$2.40	100,000	$0.50	40,000	$6.25	$1,815,350.40	$151,279.20
Second Option Term (5 yrs.)		631,396	$2.70	100,000	$0.50	40,000	$6.75	$2,024,769.20	$168,730.77